Exhibit 99.1

HubSpot Reports Q1 2020 Results

CAMBRIDGE, MA (May 6, 2020) — HubSpot, Inc. (NYSE: HUBS), a leading growth platform, today announced financial results for the first quarter ended March 31, 2020.

“We came into 2020 strong with the relaunch of our Marketing Hub Enterprise and a new CMS product line. While the global economic situation shifted with the onslaught of the COVID-19 health crisis and created some headwinds for us, we feel well positioned to weather this storm,” said Brian Halligan, co-founder and CEO. “Our primary focus now is on doing what we can to help our customers and partners bend, not break, in the face of these tough times.”

The company also announced today that JD Sherman, its President and Chief Operating Officer, will be stepping down from his position as of July 1, 2020 but will remain with the Company through January 4, 2021 to ensure a smooth transition of his duties.

“JD has been instrumental in HubSpot’s global growth, and he’s had a tremendous impact in helping our customers, partners, and employees grow better. He will surely be missed at HubSpot, but we look forward to rooting for him on his next adventure,” said Halligan. “On behalf of HubSpot, the Board of Directors, and our employees, I want to thank JD for his significant contributions in helping us build a company our grandkids will be proud of.”

“My time at HubSpot has been nothing short of amazing, and I'm grateful to have been a part of the Company’s journey and growth over the past eight years,” said Sherman. "It's the right time - both for me personally and because the team is so strong and well positioned right now. I'll be proud to see them lead HubSpot's next chapter of growth.”

Financial Highlights:

Revenue

●	Total revenue was $199.0 million, up 31% compared to Q1'19.

oSubscription revenue was $191.2 million, up 33% compared to Q1'19.

oProfessional services and other revenue was $7.7 million, up 2% compared to Q1'19.

Operating Income (Loss)

●	GAAP operating margin was (7.1%), compared to (6.0%) in Q1'19.
●	Non-GAAP operating margin was 7.3%, compared to 8.6% in Q1'19.
●	GAAP operating loss was ($14.1) million, compared to ($9.0) million in Q1'19.
●	Non-GAAP operating income was $14.6 million, compared to $13.0 million in Q1'19.

Net Income (Loss)

●	GAAP net loss was ($17.7) million, or ($0.41) per basic and diluted share, compared to ($11.1) million, or ($0.27) per basic and diluted share in Q1'19.
●	Non-GAAP net income was $16.7 million, or $0.39 per basic and $0.35 per diluted share, compared to $16.2 million, or $0.40 per basic and $0.36 per diluted share in Q1'19.

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●	Weighted average basic and diluted shares outstanding for GAAP net loss per share was 43.3 million, compared to 40.6 million basic and diluted shares in Q1'19.
●

Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 43.3 million and 47.7 million respectively, compared to 40.6 million and 45.5 million, respectively in Q1'19.

Balance Sheet and Cash Flow

●	The company’s cash, cash equivalents and investments balance was $1,035 million as of March 31, 2020.
●	During the first quarter, the company generated $23.0 million of operating cash flow, compared to $37.7 million during Q1’19.
●	During the first quarter, the company generated $7.1 million of free cash flow, compared to $30.6 million during Q1'19.

Additional Recent Business Highlights

●	Grew total customers to 78,776 at March 31, 2020 up 30% compared to March 31, 2019.
●	Total average subscription revenue per customer was $10,018 during the first quarter of 2020, up 2% compared to Q1'19.

Response to COVID-19

Over the last few months, we have focused on supporting our employees, customers, partners and community to navigate these unprecedented times. We have taken several proactive measures to shore up business continuity processes while prioritizing the health and safety of our employees and the communities we serve. For example, we have:

●	temporarily closed our global offices, suspended all company-related travel, and all HubSpot employees globally are required to work from home for the foreseeable future;
●

implemented certain changes to our pricing and packaging structure, including reducing prices on our Starter Growth Suite, offering discounts and flexible payment terms to customers and prospects under more severe short-term financial strain, offering certain product functionality free of charge, suspending marketing email send limits, and increasing limits on calling; and

●	offered a six-month advance on commissions to certain of our Solutions Partners in addition to expediting Q1 commissions for all Solutions Partners.

Business Outlook
Based on information available as of May 6, 2020, HubSpot is issuing guidance for the second quarter of 2020 and full year 2020 as indicated below.

Second Quarter 2020:

●	Total revenue is expected to be in the range of $195.0 million to $196.0 million.
●	Non-GAAP operating income is expected to be in the range of $10.5 million to $11.5 million.
●	Non-GAAP net income per common share is expected to be in the range of $0.23 to $0.25. This assumes approximately 47.2 million weighted average diluted shares outstanding.

Full Year 2020:

●	Total revenue is expected to be in the range of $800.0 million to $810.0 million.
●	Non-GAAP operating income is expected to be in the range of $40.0 million to $42.0 million.
●	Non-GAAP net income per common share is expected to be in the range of $0.88 to $0.92. This assumes approximately 47.4 million weighted average diluted shares outstanding.

While we believe we are in a strong financial position to weather the impact to our business from COVID-19, many of our customers and prospects are now operating under very challenging

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circumstances and may re-evaluate their spend.  As such, our second quarter 2020 guidance and updated full year 2020 guidance factor in the expected impact of the global uncertainty caused by the COVID-19 pandemic based on the latest data and information available to us as of May 6, 2020, and we undertake no obligation to update after such date. Our outlook assumes a challenging economic environment through the second quarter of 2020 and incorporates a wider range of outcomes for the second half of the year. Significant variation from these assumptions could cause us to modify our guidance higher or lower. These statements are forward-looking, and actual results may differ materially, as further discussed below under the heading “Cautionary Language Concerning Forward-Looking Statements”.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Wednesday, May 6, 2020 at 4:30 p.m. Eastern Time (ET) to discuss the company's first quarter financial results and its business outlook. To access this call, dial (833) 241-7257 (domestic) or (647) 689-4221 (international). The conference ID is 4228918. Additionally, a live webcast of the conference call will be available on HubSpot’s Investor Relations website at ir.hubspot.com.

Following the conference call, a replay will be available at (800) 585-8367 (domestic) or (416) 621-4642 (international). The replay passcode is 4228918. An archived webcast of this conference call will also be available on HubSpot’s Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is a leading growth platform. Over 78,700 total customers in over 120 countries use HubSpot’s award-winning software, services, and support to transform the way they attract, engage, and delight customers. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the second fiscal quarter and full year 2020; statements regarding the impact of the COVID-19 pandemic and related economic conditions on our business and results of operations; statements regarding our positioning for future growth and market leadership; statements regarding the announced leadership transition; statements regarding the proposed benefits of CMS Hub; statements regarding our proposed investments; and statements regarding our expected headcount growth and hiring plans. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are

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not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the impact of COVID-19 on our business, the broader economy, and our ability to forecast our future financial performance as a result of COVID-19; our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; our ability to successfully acquire and integrate companies and assets; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$229,133	$269,670
Short-term investments	739,428	691,834
Accounts receivable	81,055	92,517
Deferred commission expense	33,214	32,078
Prepaid expenses and other current assets	29,923	23,625
Total current assets	1,112,753	1,109,724
Long-term investments	66,184	53,776
Property and equipment, net	85,653	83,649
Capitalized software development costs, net	18,826	16,793
Right-of-use assets	230,565	234,390
Deferred commission expense, net of current portion	18,792	19,110
Other assets	12,883	9,824
Intangible assets, net	10,898	11,752
Goodwill	29,956	30,250
Total assets	$1,586,510	$1,569,268
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,671	$12,842
Accrued compensation costs	23,809	26,318
Accrued expenses and other current liabilities	29,450	28,686
Operating lease liabilities	24,542	23,613
Deferred revenue	238,913	231,030
Total current liabilities	327,385	322,489
Operating lease liabilities, net of current portion	239,655	244,216
Deferred revenue, net of current portion	3,334	3,058
Other long-term liabilities	8,898	8,983
Convertible senior notes	346,265	340,564
Total liabilities	925,537	919,310
Stockholders’ equity:
Common stock	44	44
Additional paid-in capital	1,077,605	1,048,380
Accumulated other comprehensive loss	(830)	(336)
Accumulated deficit	(415,846)	(398,130)
Total stockholders’ equity	660,973	649,958
Total liabilities and stockholders’ equity	$1,586,510	$1,569,268

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended March 31,
	2020	2019
Revenues:
Subscription	$191,229	$144,226
Professional services and other	7,739	7,572
Total revenue	198,968	151,798
Cost of revenues:
Subscription	29,734	21,301
Professional services and other	8,551	8,277
Total cost of revenues	38,285	29,578
Gross profit	160,683	122,220
Operating expenses:
Research and development	46,202	35,177
Sales and marketing	102,328	74,905
General and administrative	26,255	21,174
Total operating expenses	174,785	131,256
Loss from operations	(14,102)	(9,036)
Other expense:
Interest income	4,057	4,174
Interest expense	(5,953)	(5,513)
Other expense	(1,052)	(12)
Total other expense	(2,948)	(1,351)
Loss before income tax expense	(17,050)	(10,387)
Income tax expense	(666)	(713)
Net loss	$(17,716)	$(11,100)
Net loss per share, basic and diluted	$(0.41)	$(0.27)
Weighted average common shares used in computing basic and diluted net loss per share:	43,275	40,568

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended March 31,
	2020	2019
Operating Activities:
Net loss	$(17,716)	$(11,100)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	8,711	6,973
Stock-based compensation	27,463	21,205
Deferred income tax benefit	(257)	(28)
Amortization of debt discount and issuance costs	5,703	5,260
Accretion of bond discount	(2,154)	(2,751)
Unrealized currency translation	781	(281)
Changes in assets and liabilities
Accounts receivable	9,780	7,758
Prepaid expenses and other assets	(15,107)	886
Deferred commission expense	(1,523)	(3,334)
Right-of-use assets	5,723	5,505
Accounts payable	1,495	4,911
Accrued expenses and other current liabilities	(5,439)	(2,071)
Operating lease liabilities	(5,281)	(4,110)
Deferred revenue	10,832	8,893
Net cash and cash equivalents provided by operating activities	23,011	37,716
Investing Activities:
Purchases of investments	(439,889)	(386,501)
Maturities and sales of investments	382,875	183,460
Purchases of property and equipment	(11,098)	(4,265)
Capitalization of software development costs	(4,769)	(2,821)
Net cash and cash equivalents used in investing activities	(72,881)	(210,127)
Financing Activities:
Proceeds from common stock offering, net of offering costs paid of $256	-	342,739
Employee taxes paid related to the net share settlement of stock-based awards	(941)	(1,084)
Proceeds related to the issuance of common stock under stock plans	6,854	5,690
Repayments of capital lease obligations	(30)	(118)
Net cash and cash equivalents provided by financing activities	5,883	347,227
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,814)	(784)
Net increase in cash, cash equivalents and restricted cash	(45,801)	174,032
Cash, cash equivalents and restricted cash, beginning of period	278,515	117,114
Cash, cash equivalents and restricted cash, end of period	$232,714	$291,146

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Reconciliation of non-GAAP operating income and operating margin (in thousands, except percentages)	Three Months Ended March 31,
	2020	2019
GAAP operating loss	$(14,102)	$(9,036)
Stock-based compensation	27,463	21,205
Amortization of acquired intangible assets	900	800
Acquisition related expenses	333	32
Non-GAAP operating income	14,594	$13,001

GAAP operating margin	(7.1%)	(6.0%)
Non-GAAP operating margin	7.3%	8.6%

Reconciliation of non-GAAP net income (in thousands, except per share amounts)	Three Months Ended March 31,
	2020	2019
GAAP net loss	$(17,716)	$(11,100)
Stock-based compensation	27,463	21,205
Amortization of acquired intangibles assets	900	800
Acquisition related expenses	333	32
Non-cash interest expense for amortization of debt discount and debt issuance costs	5,703	5,260
Impairment of strategic investment	250	—
Income tax effects of non-GAAP items	(204)	—
Non-GAAP net income	$16,729	$16,197

Non-GAAP net income per share:
Basic	$0.39	$0.40
Diluted	$0.35	$0.36
Shares used in non-GAAP per share calculations
Basic	43,275	40,568
Diluted	47,715	45,540

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Exhibit 99.1

Reconciliation of non-GAAP expense and expense as a percentage of revenue
(in thousands, except percentages)
	Three Months Ended March 31,
	2020					2019
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$29,734	$8,551	$46,202	$102,328	$26,255	$21,301	$8,277	$35,177	$74,905	$21,174
Stock -based compensation	(898)	(607)	(8,708)	(10,816)	(6,434)	(614)	(1,019)	(7,091)	(7,804)	(4,677)
Amortization of acquired intangible assets	(880)	—	—	(20)	—	(800)	—	—	—	—
Acquisition related expenses	—	—	(330)	—	(3)	—	—	(32)	—	—
Non-GAAP expense	$27,956	$7,944	$37,164	$91,492	$19,818	$19,887	$7,258	$28,054	$67,101	$16,497

GAAP expense as a percentage of revenue	14.9%	4.3%	23.2%	51.4%	13.2%	14.0%	5.5%	23.2%	49.3%	13.9%
Non-GAAP expense as a percentage of revenue	14.1%	4.0%	18.7%	46.0%	10.0%	13.1%	4.8%	18.5%	44.2%	10.9%

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Exhibit 99.1

Reconciliation of non-GAAP subscription margin
(in thousands, except percentages)
	Three Months Ended March 31,
	2020	2019
GAAP subscription margin	$161,495	$122,925
Stock -based compensation	898	614
Amortization of acquired intangible assets	880	800
Non-GAAP subscription margin	$163,273	$124,339

GAAP subscription margin percentage	84.5%	85.2%
Non-GAAP subscription margin percentage	85.4%	86.2%

Reconciliation of free cash flow
(in thousands)

	Three Months Ended March 31,
	2020	2019
GAAP net cash and cash equivalents provided by operating activities	$23,011	$37,716
Purchases of property and equipment	(11,098)	(4,265)
Capitalization of software development costs	(4,769)	(2,821)
Free cash flow	$7,144	$30,630

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended June 30, 2020	Year Ended December 31, 2020
GAAP operating income range	($21,450)-($20,450)	($84,020)-($82,020)
Stock-based compensation	30,700	120,200
Amortization of acquired intangible assets	920	2,500
Acquisition related expenses	330	1,320
Non-GAAP operating income range	$10,500 -$11,500	$40,000-$42,000

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Exhibit 99.1

Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended June 30, 2020	Year Ended December 31, 2020
GAAP net loss range	($26,855)-($25,855)	($104,710)-($102,710)
Stock-based compensation	30,700	120,200
Amortization of acquired intangible assets	920	2,500
Acquisition related expenses	330	1,320
Non-cash interest expense for amortization of debt discount and debt issuance costs	5,800	23,400
Income tax effects of non-GAAP items	(195)	(1,010)
Non-GAAP net income range	$10,700-$11,700	$41,700-$43,700

GAAP net income per basic and diluted share	($0.62)-($0.59)	($2.39)-($2.34)
Non-GAAP net income per diluted share	$0.23-$0.25	$0.88-$0.92

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	43,611	43,800

Weighted average common shares used in computing non-GAAP diluted net loss per share:	47,166	47,360

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets,  acquisition-related expenses, and non-cash interest expense for amortization of debt discount and debt issuance costs, and income tax in future periods assume, among other things, the occurrence of no additional acquisitions, investments or restructurings, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. Free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in

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analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt discount debt issuance costs, impairment of strategic investment, and income tax effects of non-GAAP items. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.

Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.

Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

C.

Acquisition related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. We believe that the exclusion of these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies.

D.

In May 2017, the Company issued $400 million of convertible notes due in 2022 with a coupon interest rate of 0.25%. The imputed interest rate of the convertible senior notes was approximately 6.95%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.

Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains or losses can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion of gains or losses provides for a useful comparison of our operating results to prior periods and to our peer companies.

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F.	The effects of income taxes on non-GAAP items for historical periods is zero due to a full valuation allowance on our U.S. deferred tax assets.

The deferred income tax benefit from the business combination entered into in October 2019 is a non-cash item created by the difference in the carrying amount and tax basis of the assets and liabilities acquired. The deferred income tax benefit from the business combination is a non-cash item that is unique to the business combination, and we believe the exclusion of this deferred tax benefit provides for a useful comparison of our operating results to prior periods and to our peer companies.

Investor Relations Contact:
Charles MacGlashing
investors@hubspot.com

Media Contact:
Ellie Flanagan
eflanagan@hubspot.com

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